Exhibit 10.9

PROMISSORY NOTE

October 22, 2021	$ 1500,000.00

FOR VALUE RECEIVED, the undersigned MANUFACTURED HOUSING PROPERTIES, INC., a Nevada corporation (hereinafter collectively referred to as “Borrower”), hereby promises to pay to the order of METROLINA LOAN HOLDINGS, LLC, a North Carolina limited liability company (hereinafter referred to as “Lender”), at such place as Lender may designate, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), together with interest on so much of the principal balance of this Promissory Note as may be outstanding and unpaid from time to time, at the rate per annum indicated below. Capitalized terms shall have the meanings as defined herein or, if not defined herein, the meanings ascribed to such terms in the Loan Agreement (as defined below). This Promissory Note (this “Note”) is subject to the following terms and conditions:

The unpaid principal balance of this Note, before the Maturity Date, shall bear interest at the rate of eighteen percent (18%) per annum calculated on the basis of a 365-day year. Thereafter and upon the event of a default, the unpaid principal balance of this Note shall bear interest at the rate of twenty four percent (24%) per annum calculated on the basis of a 365-day year (the “Default Rate”).

Commencing on November 1, 2021 and continuing thereafter through and including April 1, 2023 (the “Maturity Date”) or until paid in full, interest shall be paid in monthly installments due on or before the First day of each and every month, calculated as set forth in this Note and in the Loan Agreement (as defined below). All unpaid principal and accrued interest under this Note are due and payable in full on the Maturity Date or any earlier date specified in this Note or in the Loan Agreement. If any amounts under this Note are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual. Notwithstanding anything to the contrary herein, if the due date of any payment of principal or interest under this Note shall be a day that is not a business day, the due date shall be extended to the next succeeding business day.

Borrower shall pay a late payment fee of five percent (5%) of any principal or interest installment payment hereunder which is not paid within five (5) days after such payment is due. In the event Borrower shall fail to pay when due any payment due hereunder, including payment in full on the Maturity Date, then Borrower shall be in default hereunder and Lender may declare the entire principal balance, interest, late fees and all amounts due hereunder to be due and payable immediately.

All payments or prepayments on this Note shall be applied, first, to interest accrued on this Note through the date of such payment or prepayment and then to principal. During the first six (6) months of this Note, any prepayment of this Note shall require the Yield Maintenance Fee as set forth in the Loan Agreement. Thereafter, Borrower may prepay the principal balance of this Note in whole or in part at any time without premium or penalty.

This Note is executed and delivered in connection with the Loan Agreement, dated as of the date hereof, between Borrower and Lender (the “Loan Agreement” which term includes any amendments, supplements, restatements or replacements thereof), and this Note is the Note described therein. This Note is secured by any Collateral and is entitled to the benefits and remedies of the Loan Agreement and the other Loan Documents described therein. The occurrence of any Event of Default under (and as such term is defined in) the Loan Agreement or any other Loan Document shall also constitute an Event of Default by Borrower under this Note.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by Borrower or received by Lender, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to Borrower). It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest (including all charges, fees or other amounts deemed to be interest) which is paid or charged under this Note shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the actual term of this Note and any extension or renewal hereof.

Time is of the essence of this Note. Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note. Lender shall not be deemed to waive any of its rights under this Note unless such waiver is in writing and signed by Lender. No delay or omission by Lender in exercising any of its rights under this Note shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. The term “Person” as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust or other entity, or any government or any agency or political subdivision thereof. The term “Lender” as used herein shall include transferees, successors and assigns of Lender, and all rights of Lender hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Borrower hereunder shall bind such Person’s heirs, legal representatives, successors and assigns but Borrower may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of Lender.

Jurisdiction; Consent to Service of Process

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of Western District of North Carolina, and of any state court of the State of North Carolina located in Mecklenburg County, North Carolina and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this Section and brought in any court referred to in this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Note irrevocably consents to the service of process in the manner provided for notices in Section 16 of the Loan Agreement. Nothing in this Note will affect the right of any party hereto to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Note by and through its duly authorized officer or other representative, all as of the day and year first above set forth.

Manufactured Housing Properties, Inc.

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

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